Exhibit 99.1

             Geron Corporation Reports Fourth Quarter and
             Annual 2006 Financial Results and Highlights

      Annual 2005, 2004 and 2003 Financial Statement Information
  Restated to Reflect Change in Warrant Classification as Previously
                               Disclosed


    MENLO PARK, Calif.--(BUSINESS WIRE)--March 16, 2007--Geron Corporation (Nasdaq:GERN) today reported financial results for the fourth quarter and year ended December 31, 2006. As disclosed on March 9, 2007, the company has restated its consolidated balance sheets as of December 31, 2005, 2004 and 2003 as well as its consolidated statements of operations for the corresponding periods to reflect a change in the classification of warrants issued to investors in connection with equity financings.

    Restatement of Previously Reported Consolidated Financial
Statements

    The restatement results from our review of recent guidance relating to Emerging Issues Task Force Issue 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" (Issue 00-19). Historically, we have accounted for certain warrants to purchase shares of the company's common stock issued in connection with equity financings pursuant to effective shelf registration statements as permanent equity in the consolidated financial statements. Pursuant to Issue 00-19, we have reported 2006 and restated prior consolidated balance sheets to account for the value of these warrants to purchase shares of our common stock as a liability, and have restated prior consolidated statements of operations for the quarterly change in fair value of the warrants. This restatement had no impact on previously reported revenues, operating expenses or total assets, including cash positions.

    Changes in fair value of warrant liabilities resulted in an unrealized loss of $161,000 for the year ended December 31, 2005, which had no impact on basic and diluted net loss per share, and unrealized gains of $847,000 and $1,184,000 for the years ended December 31, 2004 and 2003, respectively, which decreased basic and diluted net loss per share by $0.02 and $0.04 for 2004 and 2003, respectively. Fair value of warrant liabilities as of December 31, 2005, 2004 and 2003 were $15.0 million, $18.5 million and $7.0 million, respectively.

    Fourth Quarter 2006 and Year End Results

    Net loss for the fourth quarter of 2006 was $13.1 million or $(0.20) per share, compared to $3.0 million or $(0.05) per share for the restated comparable 2005 period. For fiscal 2006, the company had a net loss of $31.4 million or $(0.47) per share, compared to a net loss of $33.7 million or $(0.58) per share for the restated fiscal 2005 period.

    In the fourth quarter of 2006, the company had revenues of $1.2 million compared to $755,000 for the comparable 2005 period. For fiscal 2006, the company had revenues of $3.3 million, compared to revenues of $6.2 million in fiscal 2005. In 2006, the company received royalty and license fee revenue under various license agreements and collaborative agreements. Revenues in 2005 primarily reflected the receipt of an upfront payment of $4.0 million in connection with the transfer of certain intellectual property rights for the use of nuclear transfer technology in animals to the company's joint venture, Start Licensing, Inc., and revenue recognized from the license fee and option payment received from Merck & Co., Inc.

    In the fourth quarter of 2006, the company had operating expenses of $14.2 million, compared to $11.3 million for the comparable 2005 period. Research and development expenses for the fourth quarter of 2006 were $11.8 million compared to $9.6 million for the comparable 2005 period. Research and development expenses increased due to increased clinical trial costs and higher personnel-related costs and the recognition of compensation expense for stock option grants pursuant to SFAS 123 (revised). General and administrative expenses for the fourth quarter of 2006 were $2.3 million compared to $1.7 million for the comparable 2005 period. The increase in general and administrative expenses in the fourth quarter of 2006 was primarily due to the recognition of compensation expense related to stock option grants pursuant to SFAS 123 (revised).

    For fiscal 2006, the company had operating expenses of $50.6 million, compared to $43.9 million in fiscal 2005. Research and development expenses for 2006 were $41.2 million compared to $35.1 million for 2005. Overall research and development expenses increased in 2006 as a result of higher personnel-related costs, including the recognition of compensation expense related to stock option grants pursuant to SFAS 123 (revised); increased manufacturing costs related to the telomerase cancer vaccine, GRNVAC1; higher preclinical costs related to the GRNOPC1 spinal cord program; and increased clinical trial costs for GRN163L, the telomerase inhibitor drug. General and administrative expenses for 2006 were $9.4 million compared to $8.8 million for 2005. The overall net increase in general administrative expense was due to recognition of compensation expense related to stock option grants in 2006 pursuant to SFAS 123 (revised), offset by reduced consulting expense.

    2006 Highlights

    Clinical Development

    -- Geron initiated clinical testing of its lead anti-cancer compound, GRN163L, in patients with solid tumor malignancies at The University of Chicago Cancer Research Center. This Phase I, dose-escalation trial is primarily designed to demonstrate the safety and tolerability of GRN163L administered intravenously (IV) on a weekly basis in patients with refractory or relapsed solid tumor malignancies.

    -- Initial clinical trial data for Geron's telomerase inhibitor cancer drug, GRN163L, were presented at the 18th EORTC-NCI-AACR International Conference on "Molecular Targets and Cancer Therapeutics" in Prague. The data demonstrate the safety, tolerability and predicted pharmacokinetics in low-dose cohorts from a Phase I/II trial in patients with chronic lymphocytic leukemia (CLL) and a Phase I trial in patients with solid tumors.

    -- New data were published in Clinical Cancer Research demonstrating the broad efficacy of GRN163L, Geron's telomerase inhibitor drug, against multiple types of breast cancer cells as well as the significant reduction of metastatic activity in vitro. The research was authored by Dr. Brittney-Shea Herbert and colleagues at the Indiana University Cancer Center along with Geron collaborating scientists.

    -- Study results were published in International Journal of Radiation Oncology, Biology and Physics on the synergistic effect of GRN163L combined with radiation therapy in vivo and in mice bearing human breast cancer.

    -- Geron scientists and collaborators presented data at the American Society of Hematology 48th Annual Meeting showing that
GRN163L is active against cancer stem cells from multiple myeloma patients. Cancer stem cells, which are often resistant to standard treatment, are believed to play a critical role in both metastasis and relapse.

    Product Development

    -- Geron scientists and collaborators presented data at the International Society for Stem Cell Research's (ISSCR) annual meeting pertaining to four products in development: (1) GRNOPC1, Oligodendroglial Progenitor Cells for acute spinal cord injury; (2) GRNIC1, Islet Clusters to treat patients with Type 1diabetes; (3) GRNCM1, Cardiomyocytes for patients who suffered a myocardial infarction and (4) osteoprogenitor cells for bone fractures and osteoporosis. In addition, several presentations at the meeting described advances in hESC culture and derivation techniques and further characterization of hESC-derived hepatocytes for liver failure and drug metabolism testing.

    -- Preclinical studies published in Regenerative Medicine support the safety and utility of GRNOPC1, Geron's lead hESC-based therapeutic product for the treatment of spinal cord injury. The studies demonstrate that when GRNOPC1 is injected into the lesion site of rats that received either very mild or moderate spinal cord contusion injuries, GRNOPC1 survived in both mild and moderate lesion sites, caused robust remyelination in the more severe injuries (which replicates results from previous studies) and did not impair spontaneous recovery in the mildly injured rats. These results indicate that GRNOPC1 injections are non-toxic in this animal model.

    -- New data supporting the development of TAT2, a small molecule telomerase activator for the treatment of HIV/AIDS, were presented at the XVI International AIDS Conference. The data confirm and extend earlier findings that TAT2 enhances the anti-HIV function of key immune cells sourced from HIV/AIDS patients.

    Intellectual Property

    -- The U.S. Patent Office granted to Geron U.S. Patent No.
7,033,831, which covers the production of insulin secreting cells from hESCs. Geron scientists are working to improve these methods further to enable the scalable production of pancreatic islet cells from hESCs for use in new cell-based treatments for diabetes.

    -- The Opposition Division of the European Patent Office ruled at a hearing on claims of Geron's granted European Patent No. EP 0 841
396. The patent is directed to the cloned human telomerase gene and its uses. Pharmexa had filed an opposition to the patent, seeking revocation of all 47 claims in the patent. The ruling maintained 44 of the claims and canceled three.

    -- The U.S. District Court for the District of Columbia dismissed appeals of two patent interference decisions regarding patents covering nuclear transfer (cloning) technology. Geron acquired rights to this technology from the Roslin Institute in 1999 and subsequently initiated patent interferences with conflicting patents held by the University of Massachusetts. The Board of Patent Appeals and Interferences of the U.S. Patent Office ruled in favor of Geron on all counts in both interference proceedings. The University of Massachusetts and its licensee, Advanced Cell Technology (ACT), filed appeals. Both of the appeals by the University of Massachusetts and ACT have been dismissed with prejudice.

    Business Development and Finance

    -- A new licensed product was launched. The product, an immortalized human cell line, is available through ATCC(R) (American Type Culture Collection). The new line, T HESC, is a human endometrium fibroblast-like cell line immortalized with human telomerase reverse transcriptase (hTERT).

    -- Geron and Corning Incorporated entered into a collaboration and license agreement for the development and commercialization of synthetic surface matrices for the growth of hESCs. Geron and Corning Life Sciences will work together to develop synthetic growth surfaces to replace the biological surface coatings that are widely used today to grow hESCs.

    -- Invitrogen licensed Geron intellectual property related to the growth of hESCs to develop, manufacture and sell media, additives and reagents for use by hESC researchers. The license to Invitrogen is subject to certain commercial use restrictions.

    -- Geron received $40.0 million in gross proceeds from the sale of common stock and warrants to institutional investors. In addition, institutional investors exercised warrants resulting in $7.6 million in cash proceeds.

    Management

    -- Laurence Elias, M.D., joined the Geron management team as vice president, oncology clinical development. He oversees the company's clinical trials of GRN163L and GRNVAC1. Dr. Elias's responsibilities include the planning, design and execution of clinical trial strategies and protocols as well as the monitoring of these multi-center clinical trials.

    -- Alan B. Colowick, M.D., M.P.H., joined the Geron management team as president, oncology. In this newly created position, Dr.
Colowick manages the operational and strategic activities of the company's oncology programs.

    Conference Call

    At 8 a.m. PDT/11 a.m. EDT on Mar. 16, Thomas B. Okarma, Ph.D., M.D., Geron's chief executive officer, and David L. Greenwood, Geron's chief financial officer, will host a conference call to discuss the company's fourth quarter and year-end results, including the effects of the restatement on previously reported consolidated financial information.

    Participants can access the conference call via telephone by dialing 866-383-8108 (U.S.); 617-597-5343 (international). The passcode is 73730890. A live audio-only Webcast is also available through a link that is posted on the conferences page in the investor relations section of Geron's Web site at http://www.geron.com. The audio Web broadcast of the conference call will be available for replay through April 15.

    Geron is developing first-in-class biopharmaceuticals for the treatment of cancer and degenerative diseases, including spinal cord injury, heart failure, diabetes and HIV/AIDS. The company is advancing an anti-cancer drug and a cancer vaccine that target the enzyme telomerase through multiple clinical trials. Geron is also the world leader in the development of human embryonic stem cell-based therapeutics, with its spinal cord injury treatment anticipated to be the first product to enter clinical development. For more information, visit www.geron.com.

    This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Geron's technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the quarterly report on Form 10-Q for the quarter ended September 30, 2006.


                          GERON CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                             UNAUDITED
                         Three Months Ended     Twelve Months Ended
                            December 31,            December 31,
(In thousands, except
 shares and per share
 amounts)                 2006        2005        2006        2005
                      ------------------------------------------------
                                    RESTATED                RESTATED

Revenues from
 collaborative
 agreements           $       257 $       172 $       622 $       290
License fees and
 royalties                    928         583       2,655       5,868
                      ------------------------------------------------
      Total revenues        1,185         755       3,277       6,158

Operating expenses:
  Research and
   development             11,842       9,600      41,234      35,080
  General and
   administrative           2,339       1,684       9,403       8,788
                      ------------------------------------------------
      Total operating
       expenses            14,181      11,284      50,637      43,868
                      ------------------------------------------------
Loss from operations      (12,996)    (10,529)    (47,360)    (37,710)

Unrealized gain
 (loss) on fair value
 of warrants to
 purchase common
 stock                     (2,441)      5,856       7,421        (161)
Interest and other
 income                     2,340       1,708       8,704       4,658
Equity losses in
 joint venture                 --          --          --         (12)
Interest and other
 expense                      (26)        (75)       (130)       (464)
                      ------------------------------------------------
Net loss              $   (13,123)$    (3,040)$   (31,365)$   (33,689)
                      ================================================

Basic and diluted net
 loss per share:
Net loss per share    $     (0.20)$     (0.05)$     (0.47)$     (0.58)
                      ================================================
Shares used in
 computing net loss
 per share             67,041,232  64,816,786  66,057,367  57,879,725
                      ================================================


                CONDENSED CONSOLIDATED BALANCE SHEETS

                                          December 31,   December 31,
(In thousands)                               2006           2005
                                         -------------- --------------
                                                           RESTATED
Current assets:
  Cash, cash equivalents and restricted
   cash                                      $ 136,412      $  97,163
  Marketable securities                         77,448         93,840
  Other current assets                           3,293          4,642
                                         -------------- --------------
      Total current assets                     217,153        195,645

Property and equipment, net                      2,482          2,754
Deposits and other assets                        1,165          2,467
Intangible assets                                   --            377
                                         -------------- --------------
                                             $ 220,800      $ 201,243
                                         ============== ==============

Current liabilities                             46,776         24,335
Noncurrent liabilities                             105          1,210
Stockholders' equity                           173,919        175,698
                                         -------------- --------------
                                             $ 220,800      $ 201,243
                                         ============== ==============


    CONTACT: Geron Corporation
             David L. Greenwood, 650-473-7765
             Chief Financial Officer
             info@geron.com
             or
             Noonan Russo
             David Schull, 858-717-2310 (Media)
             david.schull@eurorscg.com
             Matthew Haines, 212-845-4235 (Investors) matthew.haines@eurorscg.com